Exhibit 99.1

Adtalem Global Education Announces Fiscal Fourth Quarter and Full Year 2023 Results

Results ahead of expectations

Continued improvement in total enrollment trends

FY 2023 diluted earnings per share $2.05; Adjusted EPS $4.21, YoY growth of 35%

Raising lower end of Adjusted EPS guidance for FY 2024

Fourth quarter and full year highlights

  Fourth quarter revenue $364.6 million, up 1.1% and full year revenue $1,450.8 million, up 5.0% year-over-year
  Fourth quarter total student enrollment 75,735, down 2.5% year-over-year, a quarterly sequential improvement of over 60 basis points
  Chamberlain University and Walden University strong demand led by nursing programs in the fourth quarter
  Achieved two-year $60 million cost synergy program
  Full year GAAP net income $93.4 million, and full year adjusted EBITDA $343.4 million, up 4.5% year-over-year

Full year capital allocation

  Repurchased $127 million of shares against $300 million Board authorized share repurchase program in addition to settling the remaining $13 million against the March 2022 announced $150 million accelerated share repurchase program in FY 2023
  Gross debt reduced by $151 million in FY 2023, net leverage 1.3x

Fiscal year 2024 guidance

  Revenue $1,460 million to $1,520 million
  Adjusted earnings per share $4.20 to $4.40

CHICAGO--(BUSINESS WIRE)--August 10, 2023--Adtalem Global Education Inc. (NYSE: ATGE), a national leader in post-secondary education and a leading provider of professional talent to the healthcare industry, today reported academic, operating and financial results for its fourth quarter and full year fiscal 2023 ended June 30, 2023.

“I am encouraged by the results we delivered this year. Adtalem is a systemically important component of the U.S. healthcare system, delivering day one ready clinicians at scale. Our renewed focus on operational excellence is strengthening our foundation for the future. And our value proposition as a purpose driven and mission led organization is more relevant than ever; resonating with students, faculty, and stakeholders alike,” said Steve Beard, president, and chief executive officer of Adtalem Global Education.

Beard continued, “Our strong fourth quarter results bode well for fiscal 2024, with improving enrollment trends and the delivery of our two-year cost synergy program. We have conviction in the efficacy of our Growth with Purpose strategy and the confidence to continue to invest in expanding access to high quality academic programs that lead to rewarding careers, and collectively serve to address workforce shortages and inequity in healthcare delivery.”

Financial Highlights

Selected financial data for the three months ended June 30, 2023:

  Revenue of $364.6 million increased 1.1% compared with the prior year.
  Operating income was $39.6 million, compared with $46.0 million in the prior year; adjusted operating income was $69.9 million, compared with $89.6 million in the prior year.
  Net income was $22.2 million, compared with $6.7 million in the prior year; adjusted net income was $45.3 million, compared with $58.6 million in the prior year.
  Diluted earnings per share was $0.50, compared with $0.15 in the prior year; adjusted earnings per share was $1.03, compared with $1.28 in the prior year.
  Adjusted EBITDA was $83.3 million, compared with $104.7 million in the prior year; adjusted EBITDA margin was 22.8% compared with 29.0% in the prior year.

Selected financial data for the full year ended June 30, 2023:

  Revenue of $1,450.8 million increased 5.0% compared with the prior year.
  Operating income was $168.2 million, compared with $76.7 million in the prior year; adjusted operating income was $287.6 million, compared with $267.6 million in the prior year. Operating margin improved to 11.6% from 5.6% and adjusted operating margin increased to 19.8% from 19.4% in the prior year.
  Net income was $93.4 million, compared with $311.0 million in the prior year; adjusted net income was $192.2 million, an increase of 26.4% compared with $152.0 million in the prior year.
  Diluted earnings per share decreased to $2.05 from $6.43 in the prior year; adjusted earnings per share increased to $4.21, up 35.4% compared with $3.11 in the prior year.
  Adjusted EBITDA was $343.4 million, an increase of 4.5% compared with $328.6 million in the prior year; adjusted EBITDA margin was 23.7% compared with 23.8% in the prior year.

Business Highlights

  Adtalem’s medical and veterinary schools graduated more than 1,400 students at their May 2023 commencement. Medical students from 44 states and 22 countries and veterinary students from 44 states and 5 countries, 27% of which identified as underrepresented minorities in medicine (by race or ethnicity), were amongst the graduating class.
  Chamberlain University continues expanding access and solving for critical nursing shortages, opening its second Georgia campus in Stockbridge, outside of Atlanta, with students starting in September 2023. Stockbridge campus, at capacity, will be able to serve as many as 600 students, including up to 200 who need the flexibility of an evening-and-weekend program.
  As a pioneer in online learning, Walden University continues to pave the way, recently being recognized by the United States Distance Learning Association (USDLA) for International Distance Learning Awards in the Trendsetter, Research, and Teaching/Learning categories for 2023.

Segment Highlights

Chamberlain

$ in millions	Three Months Ended June 30,			Year Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Revenue	$144.5	$140.2	3.0%	$571.0	$557.5	2.4%
Operating Income	$35.7	$41.1	(13.2)%	$134.7	$124.4	8.3%
Adj. Operating Income	$35.7	$41.7	(14.4)%	$135.5	$127.3	6.5%
Adj. EBITDA	$41.1	$47.8	(14.1)%	$157.5	$152.5	3.3%
Total Students (1)	33,284	32,891	1.2%
  Total student enrollment increased 1.2% compared with the prior year, driven by continued growth in pre-licensure and post-licensure nursing programs as well as higher persistence.
Walden

$ in millions	Three Months Ended June 30,			Year Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Revenue	$138.0	$137.1	0.7%	$533.7	$485.4	10.0%
Operating Income	$9.8	$12.4	(21.2)%	$35.9	$(5.3)	NM
Adj. Operating Income	$32.2	$35.8	(10.1)%	$110.4	$104.6	5.5%
Adj. EBITDA	$35.3	$39.0	(9.4)%	$123.7	$116.9	5.9%
Total Students (1)	37,582	39,470	(4.8)%
  Total student enrollment decreased 4.8% compared with the prior year, primarily attributable to declines in non-healthcare programs and to a lesser extent to healthcare programs partially offset by higher persistence. Elimination of off-cycle start dates adversely impacted year-over-year total enrollment growth by 2.4%.
Medical and Veterinary

$ in millions	Three Months Ended June 30,			Year Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Revenue	$82.1	$83.4	(1.5)%	$346.1	$338.9	2.1%
Operating Income	$10.5	$14.0	(24.9)%	$59.6	$59.4	0.5%
Adj. Operating Income	$10.8	$19.0	(43.0)%	$67.3	$69.1	(2.6)%
Adj. EBITDA	$14.7	$23.3	(37.1)%	$82.8	$86.9	(4.7)%
Total Students (1)	4,869	5,304	(8.2)%
  Total student enrollment decreased 8.2% compared with the prior year, primarily due to medical programs.
(1)	Represents total students attending sessions during each institution’s most recent enrollment period in Q4 FY 2023 and Q4 FY 2022

Fiscal Year 2024 Outlook

Adtalem guidance for fiscal year 2024, reaffirms revenue in the range of $1,460 million to $1,520 million, and raises the low end of our adjusted earnings per share by 5 cents to be in the range of $4.20 to $4.40.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Adtalem's results in accordance with GAAP.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2023 fourth quarter and full year results today at 4:00 p.m. CDT (5:00 p.m. EDT).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) stating “Adtalem earnings call” or use conference ID: 13739937. The call will be simulcast through the Adtalem investor relations website at: https://investors.adtalem.com.

Adtalem will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13739937, or visit the Adtalem investor relations website.

About Adtalem Global Education

Adtalem Global Education (NYSE: ATGE) is a national leader in post-secondary education and leading provider of professional talent to the healthcare industry. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to their communities. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem’s family of institutions has more than 300,000 alumni and nearly 10,000 employees. Adtalem was named one of America’s Most Responsible Companies in 2021 and 2023 by Newsweek and Statista, and one of America’s Best Employers for Diversity in 2021 and 2022 by Forbes and Statista. Visit Adtalem.com for more information and follow on Twitter and LinkedIn.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Adtalem’s future growth. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

Adtalem Global Education Inc. Consolidated Balance Sheets (unaudited) (in thousands, except par value)

	June 30,
	2023	2022
Assets:
Current assets:
Cash and cash equivalents	$273,689	$346,973
Restricted cash	1,386	964
Accounts receivable, net	102,749	81,635
Prepaid expenses and other current assets	100,715	127,532
Total current assets	478,539	557,104
Noncurrent assets:
Property and equipment, net	258,522	289,926
Operating lease assets	174,677	177,995
Deferred income taxes	56,694	51,093
Intangible assets, net	812,338	873,577
Goodwill	961,262	961,262
Other assets, net	68,509	119,283
Total noncurrent assets	2,332,002	2,473,136
Total assets	$2,810,541	$3,030,240

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$81,812	$57,140
Accrued payroll and benefits	52,041	67,792
Accrued liabilities	105,806	98,124
Deferred revenue	153,871	149,810
Current operating lease liabilities	37,673	50,781
Total current liabilities	431,203	423,647
Noncurrent liabilities:
Long-term debt	695,077	838,908
Long-term operating lease liabilities	163,441	177,045
Deferred income taxes	26,068	25,554
Other liabilities	37,416	73,700
Total noncurrent liabilities	922,002	1,115,207
Total liabilities	1,353,205	1,538,854
Commitments and contingencies
Total shareholders' equity	1,457,336	1,491,386
Total liabilities and shareholders' equity	$2,810,541	$3,030,240

Adtalem Global Education Inc. Consolidated Statements of Income (unaudited) (in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$364,641	$360,647	$1,450,826	$1,381,842
Operating cost and expense:
Cost of educational services	163,718	161,279	648,486	659,776
Student services and administrative expense	153,296	133,115	586,009	566,494
Restructuring expense	1,111	8,629	18,817	25,628
Business acquisition and integration expense	6,959	11,661	42,661	53,198
Gain on sale of assets	—	—	(13,317)	—
Total operating cost and expense	325,084	314,684	1,282,656	1,305,096
Operating income	39,557	45,963	168,170	76,746
Interest expense	(15,294)	(19,441)	(63,100)	(129,348)
Other income (expense), net	3,664	(1,327)	6,965	1,108
Income (loss) from continuing operations before income taxes	27,927	25,195	112,035	(51,494)
(Provision for) benefit from income taxes	(4,377)	(24,058)	(10,283)	15,539
Income (loss) from continuing operations	23,550	1,137	101,752	(35,955)
Discontinued operations:
Loss from discontinued operations before income taxes	(1,730)	(2,521)	(8,464)	(986)
(Loss) gain on disposal of discontinued operations before income taxes	—	(520)	(3,576)	473,483
Benefit from (provision for) income taxes	424	8,650	3,646	(125,551)
(Loss) income from discontinued operations	(1,306)	5,609	(8,394)	346,946
Net income	$22,244	$6,746	$93,358	$310,991

Earnings (loss) per share:
Basic:
Continuing operations	$0.54	$0.03	$2.27	$(0.74)
Discontinued operations	$(0.03)	$0.12	$(0.19)	$7.17
Total basic earnings per share	$0.51	$0.15	$2.08	$6.43
Diluted:
Continuing operations	$0.53	$0.02	$2.23	$(0.74)
Discontinued operations	$(0.03)	$0.12	$(0.18)	$7.17
Total diluted earnings per share	$0.50	$0.15	$2.05	$6.43

Weighted-average shares outstanding:
Basic shares	43,292	45,162	44,781	48,388
Diluted shares	44,129	45,758	45,600	48,388

Adtalem Global Education Inc. Consolidated Statements of Cash Flows (unaudited) (in thousands)

	Year Ended June 30,
	2023	2022
Operating activities:
Net income	$93,358	$310,991
Loss (income) from discontinued operations	8,394	(346,946)
Income (loss) from continuing operations	101,752	(35,955)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	14,299	22,611
Amortization and impairments to operating lease assets	48,470	44,748
Depreciation	41,575	44,574
Amortization of intangible assets	61,239	97,274
Amortization and write-off of debt discount and issuance costs	9,129	42,654
Provision for bad debts	32,999	27,141
Deferred income taxes	(5,087)	(544)
Loss on disposals, accelerated depreciation, and impairments to property and equipment	3,999	3,501
Gain on extinguishment of debt	(71)	(2,072)
Loss on investments	3,689	3,271
Gain on sale of assets	(13,317)	—
Changes in assets and liabilities:
Accounts receivable	(37,614)	(29,881)
Prepaid expenses and other current assets	9,324	(2,827)
Accounts payable	21,666	(15,724)
Accrued payroll and benefits	(15,683)	(12,118)
Accrued liabilities	241	(16,305)
Deferred revenue	5,807	70,355
Operating lease liabilities	(59,188)	(49,147)
Other assets and liabilities	(17,545)	(27,554)
Net cash provided by operating activities-continuing operations	205,684	164,002
Net cash used in operating activities-discontinued operations	(2,776)	(153,401)
Net cash provided by operating activities	202,908	10,601
Investing activities:
Capital expenditures	(37,008)	(31,054)
Proceeds from sales of marketable securities	7,635	3,447
Purchases of marketable securities	(1,508)	(3,624)
Proceeds from note receivable related to property sold	46,800	—
Payment for purchase of business, net of cash and restricted cash acquired	—	(1,488,054)
Cash received on DeVry University loan	—	10,000
Net cash provided by (used in) investing activities-continuing operations	15,919	(1,509,285)
Net cash used in investing activities-discontinued operations	—	(3,287)
Proceeds from sale of business, net of cash transferred	—	960,768
Payment for working capital adjustment for sale of business	(3,174)	—
Net cash provided by (used in) investing activities	12,745	(551,804)
Financing activities:
Proceeds from exercise of stock options	2,625	8,879
Employee taxes paid on withholding shares	(4,592)	(2,834)
Proceeds from stock issued under Colleague Stock Purchase Plan	608	535
Repurchases of common stock for treasury	(123,133)	(120,000)
Payment on equity forward contract	(13,162)	(30,000)
Proceeds from long-term debt	—	850,000
Repayments of long-term debt	(150,861)	(1,079,713)
Payment of debt discount and issuance costs	—	(49,553)
Payment for purchase of redeemable noncontrolling interest of subsidiary	—	(1,790)
Net cash used in financing activities	(288,515)	(424,476)
Net decrease in cash, cash equivalents and restricted cash	(72,862)	(965,679)
Cash, cash equivalents and restricted cash at beginning of period	347,937	1,313,616
Cash, cash equivalents and restricted cash at end of period	$275,075	$347,937

Adtalem Global Education Inc. Segment Information (unaudited) (in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2023	2022	$	%	2023	2022	$	%
Revenue:
Chamberlain	$144,496	$140,226	$4,270	3.0%	$571,034	$557,536	$13,498	2.4%
Walden	138,010	137,068	942	0.7%	533,725	485,393	48,332	10.0%
Medical and Veterinary	82,135	83,353	(1,218)	(1.5)%	346,067	338,913	7,154	2.1%
Total consolidated revenue	$364,641	$360,647	$3,994	1.1%	$1,450,826	$1,381,842	$68,984	5.0%
Operating income (loss):
Chamberlain	$35,683	$41,124	$(5,441)	(13.2)%	$134,685	$124,414	$10,271	8.3%
Walden	9,809	12,442	(2,633)	(21.2)%	35,880	(5,306)	41,186	NM
Medical and Veterinary	10,477	13,957	(3,480)	(24.9)%	59,649	59,357	292	0.5%
Home Office and Other	(16,412)	(21,560)	5,148	23.9%	(62,044)	(101,719)	39,675	39.0%
Total consolidated operating income	$39,557	$45,963	$(6,406)	(13.9)%	$168,170	$76,746	$91,424	119.1%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, intangible amortization expense, gain on sale of assets, pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, net tax benefit related to a valuation allowance release, and net loss (income) from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, intangible amortization expense, gain on sale of assets, pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, net tax benefit related to a valuation allowance release, and net loss (income) from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, intangible amortization expense, litigation reserve, and gain on sale of assets. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for net loss (income) from discontinued operations, interest expense, other (income) expense, net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, litigation reserve, and gain on sale of assets. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Income taxes, interest expense, and other (income) expense, net is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income (loss).

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

  Deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden’s deferred revenue at fair value.
  CEO transition costs related to acceleration of stock-based compensation expense.
  Restructuring expense primarily related to plans to achieve synergies with the Walden acquisition and real estate consolidations at Walden, Medical and Veterinary, and Adtalem’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
  Business acquisition and integration expense include expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business acquisition and integration expense.
  Intangible amortization expense on acquired intangible assets.
  Gain on sale of Adtalem’s Chicago, Illinois, campus facility.
  Pre-acquisition interest expense related to financing arrangements in connection with the Walden acquisition, write-off of debt discount and issuance costs and gain on extinguishment of debt related to prepayments of debt, reserves related to significant litigation, and impairment of an equity investment.
  Net tax benefit related to a valuation allowance release.
  Net loss (income) from discontinued operations includes the operations of ACAMS, Becker, OCL, and EduPristine, including the after-tax gain on the sale of these businesses, in addition to costs related to DeVry University.

Adtalem Global Education Inc. Non-GAAP Operating Income by Segment (unaudited) (in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2023	2022	$	%	2023	2022	$	%
Chamberlain:
Operating income (GAAP)	$35,683	$41,124	$(5,441)	(13.2)%	$134,685	$124,414	$10,271	8.3%
Restructuring expense	—	572	(572)		818	2,838	(2,020)
Adjusted operating income (non-GAAP)	$35,683	$41,696	$(6,013)	(14.4)%	$135,503	$127,252	$8,251	6.5%
Operating margin (GAAP)	24.7%	29.3%			23.6%	22.3%
Operating margin (non-GAAP)	24.7%	29.7%			23.7%	22.8%

Walden:
Operating income (loss) (GAAP)	$9,809	$12,442	$(2,633)	(21.2)%	$35,880	$(5,306)	$41,186	NM
Deferred revenue adjustment	—	—	—		—	8,561	(8,561)
Restructuring expense	71	37	34		3,245	4,053	(808)
Intangible amortization expense	12,303	23,307	(11,004)		61,239	97,274	(36,035)
Litigation reserve	10,000	—	10,000		10,000	—	10,000
Adjusted operating income (non-GAAP)	$32,183	$35,786	$(3,603)	(10.1)%	$110,364	$104,582	$5,782	5.5%
Operating margin (GAAP)	7.1%	9.1%			6.7%	(1.1)%
Operating margin (non-GAAP)	23.3%	26.1%			20.7%	21.5%

Medical and Veterinary:
Operating income (GAAP)	$10,477	$13,957	$(3,480)	(24.9)%	$59,649	$59,357	$292	0.5%
Restructuring expense	353	5,034	(4,681)		7,687	9,791	(2,104)
Adjusted operating income (non-GAAP)	$10,830	$18,991	$(8,161)	(43.0)%	$67,336	$69,148	$(1,812)	(2.6)%
Operating margin (GAAP)	12.8%	16.7%			17.2%	17.5%
Operating margin (non-GAAP)	13.2%	22.8%			19.5%	20.4%

Home Office and Other:
Operating loss (GAAP)	$(16,412)	$(21,560)	$5,148	23.9%	$(62,044)	$(101,719)	$39,675	39.0%
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	687	2,986	(2,299)		7,067	8,946	(1,879)
Business acquisition and integration expense	6,959	11,661	(4,702)		42,661	53,198	(10,537)
Gain on sale of assets	—	—	—		(13,317)	—	(13,317)
Adjusted operating loss (non-GAAP)	$(8,766)	$(6,913)	$(1,853)	(26.8)%	$(25,633)	$(33,380)	$7,747	23.2%

Adtalem Global Education:
Operating income (GAAP)	$39,557	$45,963	$(6,406)	(13.9)%	$168,170	$76,746	$91,424	119.1%
Deferred revenue adjustment	—	—	—		—	8,561	(8,561)
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	1,111	8,629	(7,518)		18,817	25,628	(6,811)
Business acquisition and integration expense	6,959	11,661	(4,702)		42,661	53,198	(10,537)
Intangible amortization expense	12,303	23,307	(11,004)		61,239	97,274	(36,035)
Litigation reserve	10,000	—	10,000		10,000	—	10,000
Gain on sale of assets	—	—	—		(13,317)	—	(13,317)
Adjusted operating income (non-GAAP)	$69,930	$89,560	$(19,630)	(21.9)%	$287,570	$267,602	$19,968	7.5%
Operating margin (GAAP)	10.8%	12.7%			11.6%	5.6%
Operating margin (non-GAAP)	19.2%	24.8%			19.8%	19.4%

Adtalem Global Education Inc. Non-GAAP Adjusted EBITDA by Segment (unaudited) (in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2023	2022	$	%	2023	2022	$	%
Chamberlain:
Operating income (GAAP)	$35,683	$41,124	$(5,441)	(13.2)%	$134,685	$124,414	$10,271	8.3%
Restructuring expense	—	572	(572)		818	2,838	(2,020)
Depreciation	4,279	4,499	(220)		17,264	18,547	(1,283)
Stock-based compensation	1,118	1,603	(485)		4,719	6,707	(1,988)
Adjusted EBITDA (non-GAAP)	$41,080	$47,798	$(6,718)	(14.1)%	$157,486	$152,506	$4,980	3.3%
Adjusted EBITDA margin (non-GAAP)	28.4%	34.1%			27.6%	27.4%

Walden:
Operating income (loss) (GAAP)	$9,809	$12,442	$(2,633)	(21.2)%	$35,880	$(5,306)	$41,186	NM
Deferred revenue adjustment	—	—	—		—	8,561	(8,561)
Restructuring expense	71	37	34		3,245	4,053	(808)
Intangible amortization expense	12,303	23,307	(11,004)		61,239	97,274	(36,035)
Litigation reserve	10,000	—	10,000		10,000	—	10,000
Depreciation	2,189	2,454	(265)		9,492	9,255	237
Stock-based compensation	916	721	195		3,861	3,029	832
Adjusted EBITDA (non-GAAP)	$35,288	$38,961	$(3,673)	(9.4)%	$123,717	$116,866	$6,851	5.9%
Adjusted EBITDA margin (non-GAAP)	25.6%	28.4%			23.2%	24.1%

Medical and Veterinary:
Operating income (GAAP)	$10,477	$13,957	$(3,480)	(24.9)%	$59,649	$59,357	$292	0.5%
Restructuring expense	353	5,034	(4,681)		7,687	9,791	(2,104)
Depreciation	3,108	3,393	(285)		12,475	13,890	(1,415)
Stock-based compensation	712	922	(210)		3,003	3,896	(893)
Adjusted EBITDA (non-GAAP)	$14,650	$23,306	$(8,656)	(37.1)%	$82,814	$86,934	$(4,120)	(4.7)%
Adjusted EBITDA margin (non-GAAP)	17.8%	28.0%			23.9%	25.7%

Home Office and Other:
Operating loss (GAAP)	$(16,412)	$(21,560)	$5,148	23.9%	$(62,044)	$(101,719)	$39,675	39.0%
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	687	2,986	(2,299)		7,067	8,946	(1,879)
Business acquisition and integration expense	6,959	11,661	(4,702)		42,661	53,198	(10,537)
Gain on sale of assets	—	—	—		(13,317)	—	(13,317)
Depreciation	381	757	(376)		2,344	2,882	(538)
Stock-based compensation	645	761	(116)		2,716	2,784	(68)
Adjusted EBITDA (non-GAAP)	$(7,740)	$(5,395)	$(2,345)	(43.5)%	$(20,573)	$(27,714)	$7,141	25.8%

Adtalem Global Education:
Net income (GAAP)	$22,244	$6,746	$15,498	229.7%	$93,358	$310,991	$(217,633)	(70.0)%
Net loss (income) from discontinued operations	1,306	(5,609)	6,915		8,394	(346,946)	355,340
Interest expense	15,294	19,441	(4,147)		63,100	129,348	(66,248)
Other (income) expense, net	(3,664)	1,327	(4,991)		(6,965)	(1,108)	(5,857)
Provision for (benefit from) income taxes	4,377	24,058	(19,681)		10,283	(15,539)	25,822
Operating income (GAAP)	39,557	45,963	(6,406)		168,170	76,746	91,424
Depreciation and amortization	22,260	34,410	(12,150)		102,814	141,848	(39,034)
Stock-based compensation	3,391	4,007	(616)		14,299	16,416	(2,117)
Deferred revenue adjustment	—	—	—		—	8,561	(8,561)
CEO transition costs	—	—	—		—	6,195	(6,195)
Restructuring expense	1,111	8,629	(7,518)		18,817	25,628	(6,811)
Business acquisition and integration expense	6,959	11,661	(4,702)		42,661	53,198	(10,537)
Litigation reserve	10,000	—	10,000		10,000	—	10,000
Gain on sale of assets	—	—	—		(13,317)	—	(13,317)
Adjusted EBITDA (non-GAAP)	$83,278	$104,670	$(21,392)	(20.4)%	$343,444	$328,592	$14,852	4.5%
Adjusted EBITDA margin (non-GAAP)	22.8%	29.0%			23.7%	23.8%

Adtalem Global Education Inc. Non-GAAP Earnings Disclosure (unaudited) (in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income (GAAP)	$22,244	$6,746	$93,358	$310,991
Deferred revenue adjustment	—	—	—	8,561
CEO transition costs	—	—	—	6,195
Restructuring expense	1,111	8,629	18,817	25,628
Business acquisition and integration expense	6,959	11,661	42,661	53,198
Intangible amortization expense	12,303	23,307	61,239	97,274
Gain on sale of assets	—	—	(13,317)	—
Pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, and investment impairment	10,000	4,699	19,226	48,804
Net tax benefit related to a valuation allowance release	—	—	(6,184)	—
Income tax impact on non-GAAP adjustments (1)	(8,656)	9,188	(31,997)	(51,683)
Net loss (income) from discontinued operations	1,306	(5,609)	8,394	(346,946)
Adjusted net income (non-GAAP)	$45,267	$58,621	$192,197	$152,022
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Earnings per share, diluted (GAAP)	$0.50	$0.15	$2.05	$6.43
Effect on diluted earnings per share:
Deferred revenue adjustment	—	—	—	0.18
CEO transition costs	—	—	—	0.13
Restructuring expense	0.03	0.19	0.41	0.53
Business acquisition and integration expense	0.16	0.25	0.94	1.09
Intangible amortization expense	0.28	0.51	1.34	1.99
Gain on sale of assets	—	—	(0.29)	—
Pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, and investment impairment	0.23	0.10	0.42	1.00
Net tax benefit related to a valuation allowance release	—	—	(0.14)	—
Income tax impact on non-GAAP adjustments (1)	(0.20)	0.20	(0.70)	(1.06)
Net loss (income) from discontinued operations	0.03	(0.12)	0.18	(7.17)
Adjusted earnings per share, diluted (non-GAAP)	$1.03	$1.28	$4.21	$3.11
Diluted shares used in non-GAAP EPS calculation	44,129	45,758	45,600	48,804
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc. Non-GAAP Free Cash Flow Disclosure (unaudited) (in thousands)

	Three Months Ended		Twelve Months Ended
	FY23	FY22	FY23	FY23	FY23	FY23	FY22
	Q4	Q4	Q4	Q3	Q2	Q1	Q4
Net cash provided by operating activities-continuing operations (GAAP)	$55,863	$105,231	$205,684	$255,052	$225,247	$225,972	$164,002
Capital expenditures	(17,952)	(8,805)	(37,008)	(27,861)	(26,029)	(29,914)	(31,054)
Free cash flow (non-GAAP)	$37,911	$96,426	$168,676	$227,191	$199,218	$196,058	$132,948
Adtalem Global Education Inc. Non-GAAP Net Leverage Disclosure (unaudited) (in thousands)

Year Ended
June 30, 2023
Adtalem Global Education:
Net income (GAAP)	$93,358
Net loss from discontinued operations	8,394
Interest expense	63,100
Other income, net	(6,965)
Provision for income taxes	10,283
Depreciation and amortization	102,814
Stock-based compensation	14,299
Restructuring expense	18,817
Business acquisition and integration expense	42,661
Litigation reserve	10,000
Gain on sale of assets	(13,317)
Adjusted EBITDA (non-GAAP)	$343,444

June 30, 2023
Long-term debt	$708,283
Less: Cash and cash equivalents	(273,689)
Net debt (non-GAAP)	$434,594

Net leverage (non-GAAP)	1.3 x

Contacts

Investor Contact
Jay Spitzer and Chandrika Nigam
Investor.Relations@Adtalem.com
+1 312-906-6600

Media Contact
Talisha Holmes
AdtalemMedia@Adtalem.com
+1 872-270-0331